================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                                AUGUST 11, 1997
                Date of Report (Date of earliest event reported)

                           HORIZON HEALTH CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                        1-13626                        75-2293354
 (State or other jurisdiction      (Commission File Number)             (IRS Employer
      of incorporation)                                              Identification No.)

                            1500 WATERS RIDGE DRIVE
                          LEWISVILLE, TEXAS 75057-6011
             (Address of principal executive offices and zip code)

                                 (972) 420-8200
                        (Registrant's telephone number,
                              including area code)

                     HORIZON MENTAL HEALTH MANAGEMENT, INC.
                          (Former name of registrant)

================================================================================

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On August 11, 1997, the Registrant acquired all of the issued and outstanding shares of capital stock of Specialty Healthcare Management, Inc., a Delaware corporation ("Specialty"), pursuant to that certain Share Exchange Reorganization Agreement dated as of April 25, 1997, by and among the Registrant, Specialty, and the stockholders of Specialty, as amended by an amendment dated as of July 2, 1997 (the Share Exchange Reorganization Agreement as so amended, being referred to in this Report as the "Specialty Agreement"). Specialty is a contract manager of mental health, physical rehabilitation and chemical dependency treatment programs for general acute care hospitals and other health care entities. At May 31, 1997, Specialty had 48 management contracts covering locations in 21 states. For the year ended December 31, 1996, Specialty had revenues of approximately $33.8 million and net income of approximately $1.2 million. For the nine months ended May 31, 1997 (the last day of the Registrant's third fiscal quarter), Specialty had revenues of approximately $23.2 million and net income of approximately $871,000.

     The shares of Specialty were acquired from the nine stockholders of Specialty. The transaction was in the form of a share exchange in which 1,400,000 shares of Common Stock, $.01 par value per share, of the Registrant were issued, representing approximately 20.1% of the outstanding Common Stock of the Registrant immediately after the transaction. The Registrant will account for the transaction as a pooling of interests.

     The proposal to effect the transaction described above was previously reported in the Registrant's Proxy Statement dated July 10, 1997, as filed with the Securities and Exchange Commission effective July 11, 1997. The issuance of the 1,400,000 shares of Registrant Common Stock in the share exchange was approved by the stockholders of the Registrant at a special meeting of stockholders held on August 11, 1997.

ITEM 5. OTHER EVENTS

     The Registrant changed its corporate name to "Horizon Health Corporation" on August 11, 1997. The name change was approved by the stockholders of the Registrant at a special meeting of stockholders held on August 11, 1997.

     Effective August 12, 1997, the Registrant changed its Nasdaq National Market Trading Symbol to "HORC."

     Effective August 1, 1997, James E. Buncher was elected as an additional director on the Board of Directors of the Registrant. Mr. Buncher most recently had served as President of the Health Plans Group of Value Health, Inc., a national specialty managed care company, and as President and Chief Executive Officer of Community Care Network, Inc., a Value Health subsidiary. He recently resigned such positions when Value Health was acquired in July, 1997 and currently is reviewing other employment opportunities.

     Pursuant to the terms of the Specialty Agreement, Howard B. Finkel was elected as an additional director on the Board of Directors of the Registrant effective August 11, 1997. Mr. Finkel is the former Chief Executive Officer and a former stockholder and director of Specialty. On August 11, 1997, pursuant to the Specialty Agreement, Mr. Finkel acquired 663,600 shares of Common Stock of the Registrant, or approximately 9.5% of the aggregate number of shares of Common Stock of the Registrant outstanding immediately after the share exchange under the Specialty Agreement.

     Robert A. Lefton has been elected as President of the Registrant, effective September 1, 1997. Mr. Lefton currently serves as an Executive Vice President-Operations of the Registrant. Mr. James Ken Newman, who currently serves as President, Chief Executive Officer and Chairman of the Registrant, will continue to serve as Chairman and Chief Executive Officer of the Registrant.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Pro Forma Financial Information

     See Page F-1 of this Report for the Index to Financial Statements filed as a part of this Report.

     (b) Financial Statements of Specialty Healthcare Management, Inc.

     See Page F-1 of this Report for the Index to Financial Statements filed as a part of this Report.

     (c) Exhibits

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
           3.1           -- Certificate of Incorporation of the Registrant, as
                            amended (filed herewith).
           4.1           -- Specimen Common Stock Certificate of the Registrant
                            (filed herewith).
           4.2           -- Rights Agreement dated February 6, 1997, between the
                            Registrant and American Stock Transfer & Trust Company,
                            as Rights Agent (incorporated herein by reference to
                            Exhibit 4.1 to the Registrant's Registration Statement on
                            Form 8-A (Registration Number 000-22123) as filed with
                            the Commission on February 7, 1997).
          10.1           -- Share Exchange Reorganization Agreement dated as of April
                            25, 1997, among the Registrant, Howard B. Finkel, John
                            Harrison, Larry Reiff, Argentum Capital Partners, L.P.,
                            Denise Dailey, Ken Dorman, G. Phillip Woellner, and
                            Michael S. McCarthy, and Specialty Healthcare Management,
                            Inc., as amended by a First Amendment to Share Exchange
                            Reorganization Agreement dated as of July 2, 1997
                            (incorporated herein by reference to Appendix A to the
                            definitive Proxy Statement filed with the Commission by
                            the Registrant on July 11, 1997, relating to a Special
                            Meeting of Stockholders of the Registrant to be held on
                            August 11, 1997).
          10.2           -- Post-Closing Escrow Agreement dated August 11, 1997
                            between the Registrant and Howard B. Finkel, as Agent
                            (filed herewith).
          10.3           -- Registration Rights Agreement dated August 11, 1997,
                            between the Registrant and Howard B. Finkel, et al.
                            (filed herewith).
          23.1           -- Consent of Price Waterhouse LLP (filed herewith).
          23.2           -- Consent of Price Waterhouse LLP (filed herewith).

                                     * * *

                  (Remainder of page left blank intentionally)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            HORIZON HEALTH CORPORATION

                                            By:    /s/ JAMES W. MCATEE

                                            ------------------------------------
                                                      James W. McAtee
                                            Executive Vice President, Finance &
                                            Administration (Principal Financial
                                               and Chief Accounting Officer)

Date: August 25, 1997

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
  Introduction to Unaudited Pro Forma Condensed Combined
     Financial Statements...................................   F-2
  Unaudited Pro Forma Condensed Combined Balance Sheet as of
     May 31, 1997...........................................   F-3
  Unaudited Pro Forma Condensed Combined Statement of Income
     for the nine months ended May 31, 1997.................   F-4
  Unaudited Pro Forma Condensed Combined Statement of Income
     for the nine months ended May 31, 1996.................   F-5
  Unaudited Pro Forma Condensed Combined Statement of Income
     for the year ended August 31, 1996.....................   F-6
  Unaudited Pro Forma Condensed Combined Statement of Income
     for the year ended August 31, 1995.....................   F-7
  Notes to Unaudited Pro Forma Condensed Combined Financial
     Statements.............................................   F-8

SPECIALTY HEALTHCARE MANAGEMENT, INC.
  Report of Independent Accountants.........................   F-9
  Consolidated Balance Sheets as of December 31, 1995 and
     1996 and May 31, 1997
     (unaudited)............................................  F-10
  Consolidated Statements of Operations for the years ended
     December 31, 1995 and 1996 and the five months ended
     May 31, 1996 (unaudited) and May 31, 1997
     (unaudited)............................................  F-11
  Consolidated Statements of Shareholders' Equity for the
     years ended December 31, 1995 and 1996 and the five
     months ended May 31, 1997 (unaudited)..................  F-12
  Consolidated Statements of Cash Flows for the years ended
     December 31, 1995 and 1996 and the five months ended
     May 31, 1996 (unaudited) and May 31, 1997
     (unaudited)............................................  F-13
  Notes to Consolidated Financial Statements................  F-14

NATIONAL MEDICAL MANAGEMENT SERVICES DIVISION OF NATIONAL
  MEDICAL ENTERPRISES, INC.
  Report of Independent Accountants.........................  F-20
  Balance Sheet as of December 31, 1994.....................  F-21
  Statement of Operations and Division Equity for the year
     ended December 31, 1994................................  F-22
  Statement of Cash Flows for the year ended December 31,
     1994...................................................  F-23
  Notes to Financial Statements.............................  F-24

                      INTRODUCTION TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma financial statements give effect to the share exchange (the "Exchange") between Horizon Health Corporation, a Delaware corporation formerly named "Horizon Mental Health Management, Inc." ("Horizon" or the "Company") and the stockholders of Specialty Healthcare Management, Inc., a Delaware corporation ("Specialty"), on August 11, 1997 pursuant to the Share Exchange Reorganization Agreement dated as of April 25, 1997 as amended July 2, 1997, accounted for as a pooling of interests. The unaudited pro forma condensed balance sheet presents the combined financial position of Horizon and Specialty as of May 31, 1997 assuming that the Exchange had occurred as of May 31, 1997. Such pro forma information is based upon the historical balance sheet data of Horizon and Specialty as of May 31, 1997. The unaudited pro forma condensed statements of income give effect to the Exchange by combining the results of operations of Horizon for the years ended August 31, 1996 and 1995 and for the nine months ended May 31, 1997 and May 31, 1996 with the results of operations of Specialty for the years ended December 31, 1996 and 1995 and the nine months ended May 31, 1997 and May 31, 1996, respectively, on a pooling of interests basis. The operations of Specialty for the four months ended December 31, 1996, resulting in net revenue and net income of $10.8 million and $900,000, respectively, have been included in the pro forma statement of income for the year ended August 31, 1996 and for the nine month period ended May 31, 1997. The operations of Specialty for the four months ended December 31, 1995, resulting in net revenue and net income of $13.2 million and $691,000, respectively, have been included in the pro forma statement of income for the year ended August 31, 1995 and for the nine months ended May 31, 1996. Pro forma information for the year ended August 31, 1994 has not been provided as Specialty was a division of National Medical Enterprises, Inc. during the year ended December 31, 1994 and therefore is not eligible for pooling for that period under generally accepted accounting principles. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of Specialty included in this Report.

                           HORIZON HEALTH CORPORATION

             PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                                  MAY 31, 1997

                                     ASSETS

                                                                    PRO FORMA          PRO FORMA
                                         HORIZON      SPECIALTY    ADJUSTMENTS         COMBINED
                                       -----------   -----------   -----------        -----------
Current Assets:
  Cash and cash equivalents..........  $ 3,894,900   $   359,549                      $ 4,254,449
  Accounts receivable less allowance
     for bad debts...................   10,754,948     4,288,993                       15,043,941
  Notes receivable...................           --       174,378                          174,378
  Receivable from employees..........       70,743            --                           70,743
  Income tax receivable..............           --       235,080                          285,080
  Prepaid expenses and other
     assets..........................      634,646        46,489                          681,135
  Deferred income taxes..............    1,562,725     1,097,980   $ 1,174,938(A)       3,835,643
                                       -----------   -----------   -----------        -----------
          Total current assets.......   16,917,962     6,202,469     1,174,938         24,295,369
Restricted cash......................           --       398,151                          398,151
Deferred income taxes................           --       173,579                          173,579
Property and equipment:
  Building and improvements..........       68,402            --                           68,402
  Equipment..........................    3,321,681       379,905      (100,000)(A)      3,601,586
                                       -----------   -----------   -----------        -----------
                                         3,390,083       379,905      (100,000)         3,669,988
  Less accumulated depreciation......   (1,963,949)     (216,883)                      (2,180,832)
                                       -----------   -----------   -----------        -----------
                                         1,426,134       163,022      (100,000)         1,489,156
Goodwill, net of accumulated
  amortization.......................   19,471,713     1,914,550                       21,386,263
Management contracts, net of
  accumulated depreciation...........    2,227,442     2,443,653                        4,671,095
Other assets.........................      510,595            --                          510,595
                                       -----------   -----------   -----------        -----------
          Total assets...............  $40,553,846   $11,295,424   $ 1,074,938        $52,924,208
                                       ===========   ===========   ===========        ===========

                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts Payable...................  $   463,202   $ 1,012,259                      $ 1,475,461
  Accrued compensation and
     benefits........................    4,791,507     1,244,038   $ 1,468,500(A)       7,504,045
  Accrued third party payor
     liabilities.....................      142,918            --                          142,918
  Income taxes payable...............       26,883       176,723                          203,606
  Other accrued liabilities..........    7,389,066       645,575     1,737,200(A)       9,771,841
  Current portion of long-term
     debt............................           --       464,600                          464,600
                                       -----------   -----------   -----------        -----------
          Total current
            liabilities..............   12,813,576     3,543,195     3,205,700         19,562,471
Retirement plan payable..............           --       132,564                          132,564
Deferred income taxes................    1,249,526            --       (34,000)(A)      1,215,526
Long-term debt, less current
  portion............................           --     2,758,020                        2,758,020
                                       -----------   -----------   -----------        -----------
          Total liabilities..........   14,063,102     6,433,779     3,171,700         23,668,581
Common stock, subject to
  redemption.........................           --       870,000      (870,000)(E)             --
Minority interest....................       83,845            --                           83,845
Stockholders' Equity:
  Common stock.......................       55,668            70            13(E)          55,751
  Additional paid-in-capital.........   14,413,073     1,363,948     1,119,987(A)(E)   16,897,008
  Retained earnings..................   11,938,158     2,632,908    (2,346,762)(A)     12,224,304
Treasury stock, at cost..............           --        (5,281)                          (5,281)
                                       -----------   -----------   -----------        -----------
          Total stockholders'
            equity...................   26,406,899     3,991,645    (1,226,762)        29,171,782
                                       -----------   -----------   -----------        -----------
          Total liabilities and
            stockholders' equity.....  $40,553,846   $11,295,424   $ 1,074,938        $52,924,208
                                       ===========   ===========   ===========        ===========

                           HORIZON HEALTH CORPORATION

          PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)
                     FOR THE NINE MONTHS ENDED MAY 31, 1997

                                                                        PRO FORMA       PRO FORMA
                                         HORIZON         SPECIALTY     ADJUSTMENTS       COMBINED
                                       ------------     ------------   -----------     ------------
Management contract revenue..........  $ 57,893,658     $ 23,286,557                   $ 81,180,215
Operating expenses:
  Salaries and wages.................   (31,087,736)     (12,294,817)                   (43,382,553)
  Purchased services.................    (8,552,753)      (4,677,692)                   (13,230,445)
  Operating and administrative.......            --       (1,900,402)                    (1,900,402)
  Provision for bad debts............      (742,969)      (2,095,744)                    (2,838,713)
  Depreciation and amortization......    (1,201,652)        (450,238)                    (1,651,890)
  Other..............................    (7,534,976)              --                     (7,534,976)
                                       ------------     ------------    ---------      ------------
          Total operating expenses...   (49,120,086)     (21,418,893)                   (70,538,979)
                                       ------------     ------------    ---------      ------------
Interest income (expense), net.......       425,681         (322,174)                       103,507
                                       ------------     ------------    ---------      ------------
Net income before income taxes.......     9,199,253        1,545,490                     10,744,743
Income tax expense...................     3,641,245          674,681                      4,315,926
                                       ------------     ------------    ---------      ------------
Net income before equity in Horizon
  LLC and minority interest..........     5,558,008          870,809                      6,428,817
                                       ------------     ------------    ---------      ------------
Equity in net earnings of Horizon
  LLC................................            --               --                             --
                                       ------------     ------------    ---------      ------------
Minority interest....................       (75,091)              --                        (75,091)
                                       ------------     ------------    ---------      ------------
Net income...........................  $  5,482,917     $    870,809                   $  6,353,726
                                       ============     ============    =========      ============
Net income per share.................  $       0.83(D)  $      91.72                   $       0.79
Weighted average shares
  outstanding(B).....................     6,637,785(D)         9,494    1,390,506(B)      8,037,785
                                       ============     ============    =========      ============

                           HORIZON HEALTH CORPORATION

          PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)
                     FOR THE NINE MONTHS ENDED MAY 31, 1996

                                                                      PRO FORMA       PRO FORMA
                                       HORIZON         SPECIALTY     ADJUSTMENTS       COMBINED
                                     ------------     ------------   -----------     ------------
Management contract revenue........  $ 45,504,167     $ 26,814,422                   $ 72,318,589
Operating expenses:
  Salaries and wages...............   (25,087,954)     (14,580,912)                   (39,668,866)
  Purchased services...............    (6,524,349)      (5,787,688)                   (12,312,037)
  Operating and administrative.....            --       (2,836,149)                    (2,836,149)
  Provision for bad debts..........       (42,389)      (1,739,776)                    (1,782,165)
  Depreciation and amortization....      (974,124)        (199,812)                    (1,173,936)
  Other............................    (6,395,236)              --                     (6,395,236)
                                     ------------     ------------    ---------      ------------
          Total operating
            expenses...............   (39,024,052)     (25,144,337)                   (64,168,389)
                                     ------------     ------------    ---------      ------------
Interest income (expense), net.....       197,396         (187,616)                         9,780
                                     ------------     ------------    ---------      ------------
Net income before income taxes.....     6,677,511        1,482,469                      8,159,980
Income tax expense.................     2,648,126          574,644                      3,222,770
                                     ------------     ------------    ---------      ------------
Net income before equity in Horizon
  LLC and minority interest........     4,029,385          907,825                      4,937,210
                                     ------------     ------------    ---------      ------------
Equity in net earnings of Horizon
  LLC..............................            --               --                             --
Minority interest..................            --               --                             --
                                     ------------     ------------    ---------      ------------
Net income.........................  $  4,029,385     $    907,825                   $  4,937,210
                                     ============     ============    =========      ============
Net income per share...............  $        .62(D)  $     114.11                   $       0.64
Weighted average shares
  outstanding(B)...................     6,505,147(D)         7,956    1,165,248(B)      7,678,351
                                     ============     ============    =========      ============

                           HORIZON HEALTH CORPORATION

          PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)
                       FOR THE YEAR ENDED AUGUST 31, 1996

                                                                      PRO FORMA       PRO FORMA
                                       HORIZON         SPECIALTY     ADJUSTMENTS       COMBINED
                                     ------------     ------------   -----------     ------------
Management contract revenue........  $ 62,444,755     $ 33,794,211                   $ 96,238,966
Operating expenses:
  Salaries and wages...............   (34,705,889)     (18,811,093)                   (53,516,982)
  Purchased services...............    (8,635,117)      (7,270,250)                   (15,905,367)
  Operating and administrative.....            --       (3,310,494)                    (3,310,494)
  Provision for bad debts..........       (73,948)      (1,361,101)                    (1,435,049)
  Depreciation and amortization....    (1,307,688)        (504,102)                    (1,811,790)
  Other............................    (8,805,581)              --                     (8,805,581)
                                     ------------     ------------    ---------      ------------
          Total operating
            expenses...............   (53,528,223)     (31,257,040)                   (84,785,263)
                                     ------------     ------------    ---------      ------------
Interest income (expense), net.....       323,860         (390,050)                       (66,190)
                                     ------------     ------------    ---------      ------------
Net income before income taxes.....     9,240,392        2,147,121                     11,387,513
Income tax expense.................     3,673,755          935,605                      4,609,360
                                     ------------     ------------    ---------      ------------
Net income before equity in Horizon
  LLC and minority interest........     5,566,637        1,211,516                      6,778,153
                                     ------------     ------------    ---------      ------------
Equity in net earnings of Horizon
  LLC..............................            --               --                             --
Minority interest..................        (2,397)              --                         (2,397)
                                     ------------     ------------    ---------      ------------
Net income.........................  $  5,564,240     $  1,211,516                   $  6,775,756
                                     ============     ============    =========      ============
Net income per share...............  $        .85(D)  $     132.61                   $       0.86
Weighted average shares
  outstanding(B)...................     6,525,042(D)         9,136    1,338,073(B)      7,872,251
                                     ============     ============    =========      ============

                           HORIZON HEALTH CORPORATION

          PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)
                       FOR THE YEAR ENDED AUGUST 31, 1995

                                                                      PRO FORMA       PRO FORMA
                                       HORIZON         SPECIALTY     ADJUSTMENTS       COMBINED
                                     ------------     ------------   -----------     ------------
Management contract revenue........  $ 29,349,764     $ 40,005,119                   $ 69,354,883
Operating expenses:
  Salaries and wages...............   (15,389,780)     (22,190,878)                   (37,580,658)
  Purchased services...............    (4,644,645)      (8,298,548)                   (12,943,193)
  Operating and administrative.....            --       (5,275,072)                    (5,275,072)
  Provision for bad debts..........      (208,946)      (1,471,450)                    (1,680,396)
  Depreciation and amortization....      (903,184)        (229,420)                    (1,132,604)
  Other............................    (4,267,212)              --                     (4,267,212)
                                     ------------     ------------   ----------      ------------
          Total operating
            expenses...............   (25,413,767)     (37,465,368)                   (62,879,135)
                                     ------------     ------------   ----------      ------------
Interest expense, net..............      (753,743)        (249,329)                    (1,003,072)
                                     ------------     ------------   ----------      ------------
Net income before income taxes.....     3,182,254        2,290,422                      5,472,676
Income tax expense.................       803,754          890,780                      1,694,534
                                     ------------     ------------   ----------      ------------
Net income before equity in Horizon
  LLC and minority interest........     2,378,500        1,399,642                      3,778,142
Equity in net earnings of
  Horizon, LLC.....................     1,567,720               --                      1,567,720
Minority interest..................            --               --                             --
                                     ------------     ------------   ----------      ------------
Net income.........................  $  3,946,220     $  1,399,642                   $  5,345,862
                                     ============     ============   ==========      ============
Net income per share...............  $       0.76(D)  $     180.30                   $       0.85
Weighted average shares
  outstanding(B)...................     5,162,889(D)         7,763    1,136,981(B)      6,307,633
                                     ============     ============   ==========      ============

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The Exchange is accounted for as a pooling-of-interests. The pro forma condensed combined statements of income assume that the Exchange was consummated at the beginning of the earliest period presented. The pro forma condensed combined balance sheet assumes that the transaction was consummated on May 31, 1997.

     A. The pro forma condensed combined statements of income do not reflect nonrecurring costs (see S-X Article 11.02(5)) and charges resulting directly from the Exchange. These costs and charges are estimated as follows:

Severance and related benefits.......................      $1,468,500
Lease abandonment....................................         267,700
Non-compatible technology............................         100,000
Brokerage fees.......................................         683,500
Professional fees....................................         787,000
Relocation costs.....................................         249,000
                                                           ----------
Total costs..........................................      $3,555,700
                                                           ----------

         These nonrecurring costs include costs relating to computer hardware and software and leases that will be abandoned after the consummation of the Exchange. These assets are currently being utilized in the operations of Specialty but are not compatible with the planned operations for Horizon. Severance and related benefits represent anticipated payments to identified employees, including payments required by their respective employment agreements, who will be terminated after the consummation of the Exchange.

        The deferred tax asset and liability adjustments are calculated using an effective tax rate of 34%. The amount for brokerage fees includes $250,000 relating to fees paid on behalf of Specialty. This amount is excluded from the adjustment made to other accrued liabilities and is reflected as additional paid-in-capital.

     B. To adjust pro forma amounts based on historical share amounts, converting each outstanding share of Specialty Common Stock into Horizon Common Stock based on the following exchange ratio:

                                                         EXCHANGE RATIO
                                                         --------------
Specialty............................................       147.4616

     D. Adjusted to reflect a three-for-two stock split effected by Horizon in the form of a 50% stock dividend which occurred on January 31, 1997.

     E. Adjusted to reflect the termination of the put option, relating to the purchase of Parkside, upon consummation of the Exchange.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Specialty Healthcare Management, Inc.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Specialty Healthcare Management, Inc. and its subsidiaries at December 31, 1995 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Dallas, Texas
April 25, 1997

                     SPECIALTY HEALTHCARE MANAGEMENT, INC.

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                             DECEMBER 31,
                                                       -------------------------
                                                          1995          1996        MAY 31, 1997
                                                       ----------    -----------    ------------
                                                                                    (UNAUDITED)
Current assets:
  Cash and cash equivalents..........................  $   82,267    $   406,141     $   359,549
  Accounts receivable, less allowance for
     uncollectible accounts of $132,010, $1,760,480
     and $3,018,802, respectively....................   5,738,252      5,623,465       4,288,993
  Notes and other receivables........................          --         59,957         174,378
  Income tax receivable..............................     187,212             --         235,080
  Prepaid expenses and other assets..................      59,843         35,313          46,489
  Deferred income taxes..............................     616,151      1,097,980       1,097,980
                                                       ----------    -----------     -----------
          Total current assets.......................   6,683,725      7,222,856       6,202,469
Restricted cash......................................     138,547        344,404         398,151
Deferred income taxes................................     119,782        173,579         173,579
Furniture and equipment..............................     364,190        378,905         379,905
Accumulated depreciation.............................     (83,029)      (176,465)       (216,883)
                                                       ----------    -----------     -----------
                                                          281,161        202,440         163,022
Management contracts, net of accumulated amortization
  of $142,857, $515,718 and $703,021, respectively...     857,143      2,630,956       2,443,653
Goodwill, net of accumulated amortization of $3,009,
  $39,180 and $66,447, respectively..................     155,258      1,941,817       1,914,550
                                                       ----------    -----------     -----------
          Total assets...............................  $8,235,616    $12,516,052     $11,295,424
                                                       ==========    ===========     ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable...................................  $1,267,735    $ 1,494,757     $ 1,012,259
  Accrued compensation and benefits..................   1,492,769      1,257,708       1,244,038
  Income taxes payable...............................          --         75,344         176,723
  Other accrued liabilities..........................   1,682,556        836,280         645,575
  Note payable.......................................     176,600             --              --
  Current portion of long-term debt..................     138,000        519,600         464,600
                                                       ----------    -----------     -----------
          Total current liabilities..................   4,757,660      4,183,689       3,543,195
Other liabilities....................................     333,882        485,754         132,564
Long-term debt, less current portion.................     570,694      3,056,714       2,758,020
Commitments and contingencies
Common stock, subject to redemption, 1,305 shares
  issued and outstanding.............................          --        870,000         870,000
Shareholders' equity:
  Common stock, $0.01 par value; 10,000 shares
     authorized, 6,599, 6,974 and 6,974 shares issued
     and outstanding, respectively...................          66             70              70
  Additional paid-in-capital.........................   1,228,953      1,338,948       1,363,948
  Retained earnings..................................   1,399,642      2,611,158       2,632,908
  Deferred compensation..............................     (50,000)       (25,000)             --
                                                       ----------    -----------     -----------
                                                        2,578,661      3,925,176       3,996,926
  Less cost of common stock in treasury, 37 shares...      (5,281)        (5,281)         (5,281)
                                                       ----------    -----------     -----------
          Total shareholders' equity.................   2,573,380      3,919,895       3,991,645
                                                       ----------    -----------     -----------
          Total liabilities and shareholders'
            equity...................................  $8,235,616    $12,516,052     $11,295,424
                                                       ==========    ===========     ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                     SPECIALTY HEALTHCARE MANAGEMENT, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  YEARS ENDED              FIVE MONTHS ENDED
                                                 DECEMBER 31,          -------------------------
                                           -------------------------     MAY 31,       MAY 31,
                                              1995          1996          1996          1997
                                           -----------   -----------   -----------   -----------
                                                                              (UNAUDITED)
Management contract revenue..............  $40,005,119   $33,794,211   $13,568,362   $12,468,399
Operating expenses:
  Salaries and benefits..................   22,190,878    18,811,093     7,942,517     6,644,792
  Purchased services.....................    8,298,548     7,270,250     3,017,741     2,429,507
  Operating and administrative...........    5,275,072     3,310,494     1,438,876       954,982
  Provision for bad debts................    1,471,450     1,361,101       500,287     1,975,281
  Interest expense.......................      249,329       390,050       116,932       171,370
  Depreciation and amortization..........      229,420       504,102       167,524       261,062
                                           -----------   -----------   -----------   -----------
          Total operating expenses.......   37,714,697    31,647,090    13,183,877    12,436,994
                                           -----------   -----------   -----------   -----------
Income before income taxes...............    2,290,422     2,147,121       384,485        31,405
Income tax expense.......................      890,780       935,605       167,520         9,655
                                           -----------   -----------   -----------   -----------
Net income...............................  $ 1,399,642   $ 1,211,516   $   216,965   $    21,750
                                           ===========   ===========   ===========   ===========
Net income per share.....................  $    180.30   $    132.61   $     25.59   $      2.29
                                           -----------   -----------   -----------   -----------
Weighted average shares outstanding......        7,763         9,136         8,478         9,494
                                           ===========   ===========   ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                     SPECIALTY HEALTHCARE MANAGEMENT, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                 COMMON STOCK      ADDITIONAL                                  TREASURY
                               ----------------     PAID-IN       RETAINED       DEFERRED       STOCK,
                               SHARES    AMOUNT     CAPITAL       EARNINGS     COMPENSATION    AT COST       TOTAL
                               ------    ------    ----------    ----------    ------------    --------    ----------
Balance at January 1, 1995...  3,002      $30      $      970    $       --      $     --      $    --     $    1,000
  Net income.................     --       --              --     1,399,642            --           --      1,399,642
  Issuance of common stock in
    conjunction with
    purchase.................  3,597       36         888,968            --            --           --        889,004
  Issuance of stock warrants
    in conjunction with
    purchase.................     --       --         389,350            --            --           --        389,350
  Sale of additional common
    stock....................     37       --          24,665            --            --           --         24,665
  Acquisition of treasury
    stock....................    (37)      --              --            --            --       (5,281)        (5,281)
  Deferred compensation for
    issuance of stock........     --       --              --            --       (75,000)          --        (75,000)
  Amortization of deferred
    compensation.............     --       --              --            --        25,000           --         25,000
  Notes receivable for
    purchase of common
    stock....................     --       --         (75,000)           --            --           --        (75,000)
                               -----      ---      ----------    ----------      --------      -------     ----------
Balance at December 31,
  1995.......................  6,599       66       1,228,953     1,399,642       (50,000)      (5,281)     2,573,380
  Net income.................     --       --              --     1,211,516            --           --      1,211,516
  Sale of additional common
    stock....................    375        4          59,995            --            --           --         59,999
  Payments on notes
    receivable...............     --       --          50,000            --            --           --         50,000
  Amortization of deferred
    compensation.............     --       --              --            --        25,000           --         25,000
                               -----      ---      ----------    ----------      --------      -------     ----------
Balance at December 31,
  1996.......................  6,974       70       1,338,948     2,611,158       (25,000)      (5,281)     3,919,895
  Net income.................     --       --              --        21,750            --           --         21,750
  Amortization of deferred
    compensation.............     --       --          25,000            --        25,000           --         50,000
                               -----      ---      ----------    ----------      --------      -------     ----------
Balance at May 31, 1997
  (unaudited)................  6,974      $70      $1,363,948    $2,632,908      $     --      $(5,281)    $3,991,645
                               =====      ===      ==========    ==========      ========      =======     ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                     SPECIALTY HEALTHCARE MANAGEMENT, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                           YEARS ENDED               FIVE MONTHS ENDED
                                                          DECEMBER 31,          ---------------------------
                                                    -------------------------     MAY 31,        MAY 31,
                                                       1995          1996           1996           1997
                                                    -----------   -----------   ------------   ------------
                                                                                        (UNAUDITED)
Operating activities:
  Net income......................................  $ 1,399,642   $ 1,211,516    $  216,965    $     21,750
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
    Depreciation and amortization.................      229,420       504,102       167,524         261,062
    Deferred income taxes.........................     (735,933)     (535,626)           --              --
    Noncash expense...............................      510,000            --            --          43,926
    Net changes in assets and liabilities:
      Restricted cash.............................     (582,689)     (205,857)      421,175         (53,747)
      Accounts receivable.........................      (68,868)      114,787       451,167       1,334,472
      Notes and other receivables.................           --       (59,957)      (10,607)       (114,421)
      Income taxes receivable.....................     (187,212)      187,212      (147,099)       (235,080)
      Prepaid expenses and other assets...........      219,974        24,530       (22,400)        (11,176)
      Accounts payable, accrued expenses and other
         current liabilities......................    1,698,585      (854,315)   (1,110,528)       (686,873)
      Income taxes payable........................           --        75,344            --         101,379
      Other liabilities...........................      243,423       151,872      (208,959)       (353,190)
                                                    -----------   -----------    ----------    ------------
         Net cash provided by (used in) operating
           activities.............................    2,726,342       613,608      (242,762)        308,102
Investing activities:
  Purchases of furniture and equipment............     (328,992)      (14,715)           --          (1,000)
  Purchase of net assets of National Medical
    Management Services...........................   (3,946,849)     (302,817)     (302,817)             --
  Purchase of net assets of the Parkside
    Company.......................................           --    (2,600,000)   (2,600,000)             --
  Increase in goodwill and management contracts...      (37,916)     (123,222)     (106,836)             --
                                                    -----------   -----------    ----------    ------------
         Net cash used in investing activities....   (4,313,757)   (3,040,754)   (3,009,653)         (1,000)
Financing activities:
  Proceeds from long-term borrowings..............    3,203,000     3,291,820     3,398,474      11,330,740
  Proceeds from sale of common stock..............      783,388        60,000        60,000              --
  Payments on note payable and long-term debt.....   (2,317,706)     (600,800)     (176,600)    (11,684,434)
                                                    -----------   -----------    ----------    ------------
         Net cash provided by (used in) financing
           activities.............................    1,668,682     2,751,020     3,281,874        (353,694)
                                                    -----------   -----------    ----------    ------------
Net increase (decrease) in cash and cash
  equivalents.....................................       81,267       323,874        29,459         (46,592)
Cash and cash equivalents at beginning of
  period..........................................        1,000        82,267        82,267         406,141
                                                    -----------   -----------    ----------    ------------
Cash and cash equivalents at end of period........  $    82,267   $   406,141    $  111,726    $    359,549
                                                    ===========   ===========    ==========    ============
Supplemental disclosure of cash flow information:
  Cash paid during the period for:
    Interest......................................  $   249,329   $   390,050    $  116,932    $    171,370
                                                    ===========   ===========    ==========    ============
    Income taxes..................................  $ 1,813,925   $ 1,208,675    $       --    $        900
                                                    ===========   ===========    ==========    ============
Supplemental disclosure of noncash investing
  activities:
  Purchase of net assets of NMMS during 1995 and
    purchase of net assets of Parkside during
    1996:
    Fair value of assets acquired.................  $ 6,755,415   $ 3,500,000    $3,500,000    $         --
    Cash paid.....................................    3,946,849     2,600,000     2,600,000              --
    Common stock exchanged........................           --       870,000       870,000              --
                                                    -----------   -----------    ----------    ------------
         Liabilities assumed......................  $ 2,808,566   $    30,000    $   30,000    $         --
                                                    ===========   ===========    ==========    ============

  The accompanying notes are an integral part of these consolidated financial statements.

                     SPECIALTY HEALTHCARE MANAGEMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS

     Specialty Healthcare Management, Inc. (the Company) provides contract management and staffing services for the operation and management of psychiatric, physical rehabilitation and chemical dependency units in general acute care hospitals and nursing homes.

     The Company was incorporated in August 1994 for the purpose of acquiring the net assets and operations of National Medical Management Services (the Division), a division of National Medical Enterprises, Inc. Effective January 3, 1995, the Company acquired the assets and operations of the Division for cash and notes payable of $3.95 million and assumed current liabilities of approximately $2.8 million. In addition, the Company issued warrants as partial consideration that, if exercised, would provide the seller with approximately 15% of the Company's outstanding common stock (see Note 8).

     The acquisition has been accounted for using the purchase method of accounting and, accordingly, the purchase has been allocated to the assets purchased and liabilities assumed based upon the fair values at date of acquisition. The excess of the purchase price over the fair values of the tangible net assets acquired was allocated $1,000,000 to acquired management contracts and $120,350 to goodwill which is being amortized over 7 and 40 years, respectively. The accompanying statements of operations reflect the operating results since the effective date of the acquisition.

     Effective April 1, 1996, the Company merged the Parkside Company (Parkside), a similar provider of contract management services, into the Company. Under the merger agreement, 100,000 outstanding common shares of Parkside were exchanged for 1,305 shares of the Company's common stock for a fair value of $870,000. In addition, the Company paid $2.6 million in cash. The purchase price of $3.5 million was allocated to acquired management contracts of $2.1 million and goodwill of $1.4 million. The agreement also contains an option exercisable by the Parkside shareholder on or after October 11, 1997 to put to the Company for redemption at fair market value all shares held. The exercise date may be extended at the option of the Company for six months through a payment of $150,000. The accompanying statements of operations reflect the operating results since the effective date of the acquisition.

     The Company's customers are not concentrated in any specific geographic region, but are concentrated in the health care industry. There are no significant concentrations of accounts receivable at December 31, 1995 and 1996. Management continually monitors and adjusts its reserves and allowances associated with these receivables.

     The Company is exposed to credit losses in the event of nonperformance by counterparties to financial instruments, but does not expect any counterparties to fail to meet their obligations. The Company generally does not obtain collateral or other security to support financial instruments subject to credit risk, but monitors the credit standing of counterparties.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Psychiatric Management Services Company (PMSC). PMSC is the holding company which manages a governmental contract. Significant intercompany accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the

                     SPECIALTY HEALTHCARE MANAGEMENT, INC.

reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

REVENUE RECOGNITION

     Revenue is reported as earned based upon the terms of the management contracts as services are rendered. Management fee revenue is calculated based on a per diem calculation using patients per day, a fixed fee, or a combination of the two depending on the specific contract. These management contracts are generally for terms ranging from three to ten years and often have automatic renewal options.

RESTRICTED CASH

     Restricted cash represents amounts set aside for the Supplemental Executive Retirement Plan (SERP) and the Deferred Compensation Plan which are restricted from general use.

FURNITURE, EQUIPMENT AND IMPROVEMENTS

     Furniture, equipment and improvements are stated at cost. Depreciation on furniture and equipment is computed using the straight-line method over the estimated useful lives of three to five years. Customer facility and site improvements are expensed when incurred.

MANAGEMENT CONTRACTS

     Management contracts represent the fair value of contracts purchased and are being amortized using the straight-line method over seven years.

GOODWILL

     Goodwill represents the excess of cost over fair value of net assets acquired and is being amortized using the straight-line method over 40 years.

NET INCOME PER SHARE

     Net income per share is calculated using the weighted average number of common and common equivalent shares outstanding during the respective periods.

LONG-LIVED AND INTANGIBLE ASSETS

     The Company has adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed Of" (FAS 121). Under FAS 121, the Company recognizes impairment losses on furniture, equipment, contracts and goodwill whenever events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable through undiscounted future cash flows. Such losses are determined by comparing the sum of the expected future discounted net cash flows to the carrying amount of the asset. As of December 31, 1996, no impairment losses have been incurred.

FINANCIAL INSTRUMENTS

     Financial instruments consist of cash and cash equivalents, restricted cash, accounts receivable, investments, current liabilities and long-term debt obligations. The carrying amounts reported in the balance sheets for these financial instruments approximate fair value.

                     SPECIALTY HEALTHCARE MANAGEMENT, INC.

ADVERTISING COSTS

     The Company expenses all advertising costs as incurred. Advertising costs included in the statements of operations for the years ended December 31, 1995 and 1996 are approximately $251,000 and $137,000, respectively.

CASH AND CASH EQUIVALENTS

     Cash equivalents include highly-liquid investments with maturities of three months or less when purchased and consist primarily of money market funds and mutual funds.

INCOME TAXES

     The Company uses the asset and liability method as specified in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," to calculate the provision for income taxes. Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Changes in the deferred tax assets and liabilities are reflected in the consolidated statements of operations.

3. RETIREMENT PLAN

     The Company sponsors a defined contribution 401(k) plan that covers substantially all eligible employees. The Company's contributions to the plan are based on 3% and 2% for 1995 and 1996, respectively, of an employee's monthly compensation. For the years ended December 31, 1995 and 1996, contributions to the plan were approximately $263,000 and $146,000, respectively.

4. OTHER ACCRUED LIABILITIES

     Other accrued liabilities consisted of the following at December 31, 1995 and 1996 and May 31, 1997 (unaudited):

                                                                 DECEMBER 31,
                                                             ---------------------     MAY 31,
                                                                1995        1996        1997
                                                             ----------   --------   -----------
                                                                                     (UNAUDITED)
Accrued bonuses............................................  $  440,256   $     --    $     --
Purchased services payable.................................     300,500    297,000     274,000
Accrued self-insurance expenses............................          --    292,700     292,700
Accrued third party payor denials..........................     494,142    133,644          --
Other accrued liabilities..................................     447,658    112,936      78,875
                                                             ----------   --------    --------
                                                             $1,682,556   $836,280    $645,575
                                                             ==========   ========    ========

5. NOTE PAYABLE

     As part of the purchase transaction on January 3, 1995, the Company entered into a one-year promissory note for $731,000 payable quarterly to National Medical Enterprises, Inc. The note, which included interest at 8%, was paid in full in January 1996.

                     SPECIALTY HEALTHCARE MANAGEMENT, INC.

6. LONG-TERM DEBT

     Long-term debt consisted of the following at December 31, 1995 and 1996 and May 31, 1997 (unaudited):

                                                         DECEMBER 31,
                                                     ---------------------     MAY 31,
                                                       1995        1996         1997
                                                     --------   ----------   -----------
                                                                             (UNAUDITED)
Note payable, bearing interest at the Citibank,
  N.A. base rate plus 2% per annum with interest
  and principal payments due monthly through April
  1, 1998..........................................  $562,000   $  637,800   $  421,300
Revolving line of credit, bearing interest at the
  Citibank, N.A. base rate plus 2% per annum, with
  interest payable monthly and any outstanding
  borrowings due December 22, 1998.................   146,694    2,938,514    2,801,320
                                                     --------   ----------   ----------
                                                      708,694    3,576,314    3,222,620
Less current portion...............................   138,000      519,600      464,600
                                                     --------   ----------   ----------
                                                     $570,694   $3,056,714   $2,758,020
                                                     ========   ==========   ==========

     The Company entered into a credit facility with a financing organization that provides for a $700,000 term loan and a line of credit up to the lesser of $4,300,000 or an amount equal to 70% of the net amount of eligible receivables. During 1996, the Company increased the total credit facility to $6,000,000, which provides for a $1,027,500 term loan and a line of credit up to the lesser of $4,972,500 or an amount equal to 75% of the net amount of eligible receivables. Borrowings under the credit facility bear interest as noted above with the Company being subject to an annual minimum interest charge of $120,000. In addition, the Company pays an annual credit facility fee of .25% on the amount of the total facility. The credit facility agreement also requires the Company to meet certain financial ratios on leverage, debt service coverage, net worth, etc., and contains certain covenants which restrict capital expenditures and the incurrence of additional indebtedness. Substantially all of the Company's assets are pledged as collateral.

     Maturities of long-term debt for the two years succeeding December 31, 1996 are $519,600 in 1997 and $3,056,714 in 1998.

7. INCOME TAXES

     The components of income tax expense are as follows:

                                                                 1995          1996
                                                              ----------    ----------
Current:
  Federal...................................................  $1,367,269    $1,236,585
  State.....................................................     259,444       234,646
                                                              ----------    ----------
Total current...............................................   1,626,713     1,471,231
Deferred:
  Federal...................................................    (658,466)     (479,244)
  State.....................................................     (77,467)      (56,382)
                                                              ----------    ----------
Total deferred..............................................    (735,933)     (535,626)
                                                              ----------    ----------
                                                              $  890,780    $  935,605
                                                              ==========    ==========

                     SPECIALTY HEALTHCARE MANAGEMENT, INC.

     A reconciliation of income taxes at the U.S. federal statutory rate to income taxes reflected in the Consolidated Statement of Operations is as follows:

                                                                1995        1996
                                                              --------    --------
Net Income Before Taxes at 34%..............................  $778,743    $730,021
Goodwill Amortization.......................................        --      87,550
Meals and Entertainment and other Permanent Adjustments.....    18,271      19,550
State Income Taxes, net.....................................    93,766      98,484
                                                              --------    --------
                                                              $890,780    $935,605
                                                              --------    --------

     The components of the net deferred tax assets at December 31, 1995 and 1996 were obtained using the liability method in accordance with SFAS No. 109 and are as follows:

                                                                1995         1996
                                                              --------    ----------
Accounts Receivable.........................................  $390,377    $1,009,195
Fixed Assets/Intangibles....................................   119,782       114,677
Accrued Liabilities.........................................   225,774        88,785
Deferred Compensation.......................................        --        58,902
                                                              --------    ----------
  Deferred Income Tax Assets................................  $735,933    $1,271,559
                                                              --------    ----------

     The Company recorded federal and state income tax expense for the five months ended May 31, 1996 and 1997 (unaudited) in the amounts of $167,520 and $9,655 resulting in combined tax rates of 43.57% and 30.74%, respectively.

8. WARRANTS AND CAPITAL STOCK

     As part of the purchase effective January 3, 1995, the Company issued warrants to National Medical Enterprises, Inc. to purchase 1,165 shares of common stock at an exercise price of $.0858 per share. The warrants can be exercised at any time subsequent to January 3, 1997 and the exercise price and number of shares are adjustable to maintain an approximate 15% proportional ownership share of the Company. The value of the warrants at the date of issuance was determined to be $389,350. As of December 31, 1996, there were 1,215 warrants outstanding.

     In conjunction with the purchase transaction, the Company issued additional shares to existing management shareholders, other senior management and an outside shareholder. The proceeds from the sale of these shares were used in the purchase transaction. Certain management acquired shares through note receivable arrangements and the outstanding balance on these notes has been reflected as a reduction of shareholders' equity.

     All shareholders have entered into a stock agreement which puts certain restrictions on the transfer or sale of stock. In addition, the ownership of shares by an employee shareholder shall not vest until the third anniversary of the date of issuance of the shares. If employment is terminated during the vesting period, the shares will be repurchased by the Company at the lesser of book value or the initial purchase price paid for the shares.

                     SPECIALTY HEALTHCARE MANAGEMENT, INC.

9. LEASE COMMITMENTS AND CONTINGENCIES

     The Company leases office space and equipment under various operating leases. Total rent expense incurred in 1996 and 1995 was approximately $202,000 and $260,000, respectively. The following is a schedule of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 1996:

1997.......................................................  $211,026
1998.......................................................   211,026
1999.......................................................    14,784
                                                             --------
Total minimum lease payments...............................  $436,836
                                                             ========

     The Company is involved in litigation arising in the ordinary course of business, including matters involving professional liability. It is the opinion of management that the ultimate disposition of such litigation would not be in excess of any reserves or have a material adverse effect on the Company's financial position or results of operations.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Specialty Healthcare Management, Inc.

     In our opinion, the accompanying balance sheets and the related statements of operations and division equity and of cash flows present fairly, in all material respects, the financial position of National Medical Management Services, a division of National Medical Enterprises, Inc. (the Division), at December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Division's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Dallas, Texas
May 8, 1997

                      NATIONAL MEDICAL MANAGEMENT SERVICES
               (A DIVISION OF NATIONAL MEDICAL ENTERPRISES, INC.)

                                 BALANCE SHEET
                               DECEMBER 31, 1994

                                     ASSETS

Current assets:
  Accounts receivable, less allowance for uncollectible
     accounts of $1,316,528.................................    $4,731,408
  Prepaid expenses and other assets.........................       471,067
                                                                ----------
          Total current assets..............................     5,202,475
Furniture and equipment, at cost (net of accumulated
  depreciation of $195,940).................................        54,980
                                                                ----------
          Total assets......................................    $5,257,455
                                                                ==========

LIABILITIES AND DIVISION EQUITY

Current liabilities:
  Accounts payable..........................................    $  574,705
  Accrued compensation and benefits.........................     1,654,919
  Other accrued liabilities.................................       787,869
                                                                ----------
          Total current liabilities.........................     3,017,493
Division equity.............................................     2,239,962
                                                                ----------
          Total liabilities and division equity.............    $5,257,455
                                                                ==========

   The accompanying notes are an integral part of these financial statements.

                      NATIONAL MEDICAL MANAGEMENT SERVICES
               (A DIVISION OF NATIONAL MEDICAL ENTERPRISES, INC.)

                  STATEMENT OF OPERATIONS AND DIVISION EQUITY
                          YEAR ENDED DECEMBER 31, 1994

Management contract revenue.................................  $22,175,986
Intercompany interest income................................    1,378,123
Intercompany revenue........................................   14,791,542
                                                              -----------
          Total revenue.....................................   38,345,651
Operating expenses:
  Salaries and benefits.....................................   20,149,717
  Purchased services........................................    9,351,229
  Operating and administrative..............................    4,990,394
  Intercompany interest expense.............................       91,644
  Depreciation..............................................       21,312
                                                              -----------
          Total operating expenses..........................   34,604,296
                                                              -----------
Income before income taxes..................................    3,741,355
Income taxes................................................    1,395,525
                                                              -----------
Net income..................................................    2,345,830
Change in parent company balances...........................     (445,948)
Division equity, beginning of year..........................      340,080
                                                              -----------
Division equity, end of year................................  $ 2,239,962
                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                      NATIONAL MEDICAL MANAGEMENT SERVICES
               (A DIVISION OF NATIONAL MEDICAL ENTERPRISES, INC.)

                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1994

Operating activities:
  Net income................................................  $2,345,830
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation...........................................      21,312
     Net changes in current assets and liabilities:
       Accounts receivable..................................  (1,306,022)
       Prepaid expenses and other assets....................    (228,449)
       Accounts payable and accrued expenses................     223,306
       Other accrued liabilities............................    (584,187)
                                                              ----------
          Net cash provided by operating activities.........     471,790
Investing activities:
  Purchases of furniture and equipment......................     (25,842)
                                                              ----------
  Net cash used in investing activities.....................     (25,842)
Financing activities:
  Change in parent company balances.........................    (445,948)
                                                              ----------
  Net cash used in financing activities.....................    (445,948)
                                                              ----------
          Net change in cash................................          --
Cash at beginning of year...................................          --
                                                              ----------
Cash at end of year.........................................  $       --
                                                              ==========

   The accompanying notes are an integral part of these financial statements.

                      NATIONAL MEDICAL MANAGEMENT SERVICES
               (A DIVISION OF NATIONAL MEDICAL ENTERPRISES, INC.)

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF DIVISION

     National Medical Management Services (the Division) provides contract management and staffing services for the operation and management of psychiatric, physical rehabilitation and chemical dependency units in general acute care hospitals and long-term care facilities. These management contracts are generally for terms ranging from three to five years and often have automatic renewal provisions.

     National Medical Management Services is a division of National Medical Enterprises, Inc. (the Parent), and therefore, its accounts and results of operations are included in the consolidated financial statements of the Parent.

     The Division's customers are not concentrated in any specific geographic region, but are concentrated in the health care industry. There are no significant concentrations of accounts receivable at December 31, 1994. Management continually monitors and adjusts its reserves and allowances associated with these receivables.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

REVENUE RECOGNITION

     Revenues are reported as earned based upon the terms of the management contracts as services are rendered.

FURNITURE AND EQUIPMENT

     Furniture and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated lives of three to seven years.

ADVERTISING COSTS

     The Division expenses all advertising costs as incurred. Advertising costs included in the statement of operations and Division equity for the year ended December 31, 1994 are approximately $217,000.

FINANCIAL INSTRUMENTS

     Financial instruments consist of accounts receivable and certain current liabilities. The carrying amounts reported in the balance sheet for these financial instruments approximate fair value.

INCOME TAXES

     Effective as of the first quarter of 1994, the Division adopted Statement
109. The cumulative effect of the change was immaterial to the accompanying financial statements. The Division is included in the consolidated U. S. federal income tax return of its Parent. However, the income tax provision of the Division was calculated as if the Division had filed a separate U. S. federal income tax return.

                      NATIONAL MEDICAL MANAGEMENT SERVICES
               (A DIVISION OF NATIONAL MEDICAL ENTERPRISES, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3. RETIREMENT PLAN

     The Division participated in a defined contribution 401(k) plan sponsored by the Parent. The Division made contributions to the plan based on 3% of an employee's monthly compensation. For the year ended December 31, 1994, contributions to the plan were approximately $169,000.

4. INCOME TAXES

     The provision for income taxes at December 31 is summarized as follows:

                                                                 1994
                                                              ----------
Current:
  Federal...................................................  $1,208,457
  State.....................................................     187,068
                                                              ----------
          Total current income taxes........................  $1,395,525
                                                              ==========

     The difference between the federal statutory rate of 34% and the effective tax rate is attributable to state income taxes, net of federal income tax benefits.

     Income taxes owed as of December 31, 1994 and paid during 1994 are reflected in division equity on the balance sheet.

5. RELATED PARTY TRANSACTIONS

     The Division's cash collections were maintained in a central pooled cash concentration account maintained by the Parent. The Division recognizes interest income on its portion of the cash pool.

     Additionally, the Division provides to and receives services from the Parent and the net balance due to Parent is included in Division equity in the accompanying balance sheet. The Division recognizes interest expense on any net balance due to parent.

     Approximately 33% of the Division's 1994 management contract and other revenue was derived from contracts with various affiliated entities and is included in intercompany revenue on the accompanying statement of operations and Division equity.

     The accompanying statement of operations and Division equity includes reasonable allocations of corporate costs incurred by the Parent on behalf of the Division. The allocations by the Parent were based on revenues, number of employees, or square footage, depending on the specific cost. Principally due to the use of estimates and allocations, the financial information included herein may not necessarily reflect the financial position and results of operations of the Division in the future or what the financial position and results of operations of the Division would have been had it been a separate, stand-alone entity during the periods presented. Management does not consider it practicable to estimate what the results of operations would have been had the Division operated as a separate, stand-alone entity.

6. SUBSEQUENT EVENT

     Effective January 3, 1995, the Parent sold the assets and operations of the Division to Specialty Healthcare Management, Inc. (Specialty) for cash and notes payable of $3.95 million and the assumption of current liabilities of approximately $2.8 million. In addition, the Parent also received warrants as partial consideration that, if exercised, would provide the Parent with approximately 15% of Specialty's outstanding common stock. Further, under the asset sales agreement if Specialty is sold within two years subsequent to the above purchase date, the Parent is entitled to receive 50% of the net proceeds of the sale in excess of existing

                      NATIONAL MEDICAL MANAGEMENT SERVICES
               (A DIVISION OF NATIONAL MEDICAL ENTERPRISES, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

equity. Specialty was incorporated in August 1994 for the purpose of acquiring the assets and operations of the Division and is effectively owned by the Division's senior management.

     As part of the sales agreement, the Parent will assign to Specialty service contracts for facilities where such services are currently being provided. The contracts with facilities owned by the Parent are for a one-year commitment after the sale is completed.

                               INDEX TO EXHIBITS

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
           3.1           -- Certificate of Incorporation of the Registrant, as
                            amended (filed herewith).
           4.1           -- Specimen Common Stock Certificate of the Registrant
                            (filed herewith).
           4.2           -- Rights Agreement dated February 6, 1997, between Horizon
                            Mental Health Management, Inc. and American Stock
                            Transfer & Trust Company, as Rights Agent (incorporated
                            herein by reference to Exhibit 4.1 to the Registrant's
                            Registration Statement on Form 8-A (Registration Number
                            000-22123) as filed with the Commission on February 7,
                            1997).
          10.1           -- Share Exchange Reorganization Agreement dated as of April
                            25, 1997, among the Registrant, Howard B. Finkel, John
                            Harrison, Larry Reiff, Argentum Capital Partners, L.P.,
                            Denise Dailey, Ken Dorman, G. Phillip Woellner, and
                            Michael S. McCarthy, and Specialty Healthcare Management,
                            Inc., as amended by a First Amendment to Share Exchange
                            Reorganization Agreement dated as of July 2, 1997
                            (incorporated herein by reference to Appendix A to the
                            definitive Proxy Statement filed with the Commission by
                            the Registrant on July 11, 1997, relating to a Special
                            Meeting of Stockholders of the Registrant to be held on
                            August 11, 1997).
          10.2           -- Post-Closing Escrow Agreement dated August 11, 1997
                            between the Registrant and Howard B. Finkel, as Agent
                            (filed herewith).
          10.3           -- Registration Rights Agreement dated August 11, 1997,
                            between the Registrant and Howard B. Finkel, et al.
                            (filed herewith).
          23.1           -- Consent of Price Waterhouse LLP (filed herewith).
          23.2           -- Consent of Price Waterhouse LLP (filed herewith).